Exhibit 99.1

Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780-1551
Phone (631) 584-5400 Fax (631) 584-7075

F O R   I M M E D I A T E   R E L E A S E
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***** NEWS ***** NEWS ***** NEWS *****  NEWS ***** NEWS ***** NEWS *****

STATE OF NEW YORK FILES NOTICE OF APPEAL IN CONDEMNATION CASE

ST. JAMES, N.Y., September 13, 2010 – Gyrodyne Company of America, Inc. (NASDAQ:GYRO) announced today that the State of New York on September 7, 2010 filed a Notice of Appeal to the Appellate Division of the Supreme Court, Second Department, from the judgment of the Court of Claims entered in favor of Gyrodyne for $125 million plus statutory interest through the date of payment.

Under the Rules of Procedure of the Appellate Division, Second Department, an appellant is allowed up to six (6) months from the date of its notice of appeal to perfect the appeal and file its brief.  Therefore, barring an extension given to the State of New York for cause, the State of New York's brief will be due not later then March 7, 2011.

Gyrodyne brought this claim in April 2006 for just compensation for the 245.5 acres of its Flowerfield property in St. James and Stony Brook, New York (the “Property”), taken by the State.  The State had paid Gyrodyne $26,315,000 for the Property at the time of the taking, which Gyrodyne elected, under the eminent domain law, to treat as an advance payment while it pursued its claim.

Gyrodyne has submitted an application to the Court of Claims seeking reimbursement of attorneys’ fees and costs in the amount of $1,474,191.18.

The amount of a final award and the timing of payment are still unknown at this time.  Gyrodyne intends to continue pursuing its rights vigorously, seeking payment in accordance with the Court’s judgment and any further determinations.

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York City metropolitan area.  Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans.  Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia.  Gyrodyne is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings.  Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,500 plus acre property in Palm Beach County, Florida, also the subject of development plans.  Gyrodyne’s common stock is traded on the NASDAQ Stock Market under the symbol GYRO.  Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology.  Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital in order to develop Gyrodyne’s undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne’s SEC reports.

Media Contact:  Gary Lewi, Rubenstein Associates, (212) 843-8010.